Exhibit T3A.27

Business Register extract

Netherlands Chamber of Commerce

CCI number 08178741

Page 1 (of 2)

The company / organisation does not want its address details to be used for unsolicited postal advertising or visits from sales representatives.

Legal entity
RSIN	819700022
Legal form	Besloten Vennootschap (comparable with Private Limited Liability Company)
Name given in the articles	Intrum Nederland Holding B.V.
Corporate seat	Amersfoort
First entry in Business	18-07-2008
Register
Date of deed of incorporation	18-07-2008
Date of deed of last	31-08-2018
amendment to the Articles
of Association
Issued capital	EUR 18.100,00
Paid-up capital	EUR 18.100,00
Filing of the annual accounts	The annual accounts for the financial year 2022 were filed on 31-08-2023.

Company
Trade name	Intrum Nederland Holding B.V.
Company start date	18-07-2008
Activities	SBI-code: 6420 - Financial holdings
Employees	0

Establishment
Establishment number	000016345266
Trade name	Intrum Nederland Holding B.V.
Visiting address	Teleportboulevard 136, 4de verdieping, 1043EJ Amsterdam
Postal address	Postbus 36161, 1020MD AMSTERDAM
Date of incorporation	18-07-2008
Activities	SBI-code: 6420 - Financial holdings
For further information on activities, see Dutch extract.
Employees	0

Sole shareholder
Name	Intrum Holding AB
Visiting address	Kungsgatan 57A, 111 22 Stockholm, Sweden
Registered in	Bolagsverket

This extract has been certified with a digital signature and is an official proof of registration in the Business Register. You can check the integrity of this document and validate the signature in Adobe at the top of your screen. The Chamber of Commerce recommends that this document be viewed in digital form so that its integrity is safeguarded and the signature remains verifiable.

Business Register extract

Netherlands Chamber of Commerce

CCI number 08178741

Page 2 (of 2)
Sundsvall, Sweden
under number 556723-5956
Sole shareholder since	05-12-2008

Board members
Name	de la Croix, Marc
Date of birth	25-09-1987
Date of entry into office	01-12-2019 (registration date: 04-12-2019)
Title	Financieel Directeur
Powers	Jointly authorised (with other board member(s), see articles)

Name	Colpaert, Guy Gustaaf
Date of birth	24-09-1969
Date of entry into office	01-09-2022 (registration date: 19-09-2022)
Title	Managing Director
Powers	Jointly authorised (with other board member(s), see articles)

Extract was made on 22-01-2025 at 14.55 hours.

This extract has been certified with a digital signature and is an official proof of registration in the Business Register. You can check the integrity of this document and validate the signature in Adobe at the top of your screen. The Chamber of Commerce recommends that this document be viewed in digital form so that its integrity is safeguarded and the signature remains verifiable.